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                                    EXHIBIT G

                           ADDENDUM TO LEASE AGREEMENT


WITH LESSEE:  Water Technologies Corporation             DATED:   March 14, 1997


THE ORIGINAL LEASE DATED NOVEMBER 9, 1988, AND AMENDED IN EXHIBIT F DATED FEBRUARY 13, 1992, REMAIN IN FULL FORCE AND EFFECT WITH THE FOLLOWING
MODIFICATIONS:

G-1. The Lease Expiration Date will be extended to June 30, 1999 from June 30, 1997. However, if Lessee is not otherwise in default of this Lease, Lessee can terminate the remaining Lease term on June 30, 1998, by giving prior written notice to Lessor on or before December 31, 1997. Also on June 30, 1998, Lessor may terminate the remaining Lease term by giving Lessee prior written notice on or before December 31, 1997.

G-2. If Lessee is not otherwise in default of this Lease, Lessee may cancel the remaining Lease term on the last day of any month after May 31, 1998, by giving Lessor one hundred eighty days prior written notice. Lessee is responsible for all of the Lease terms and conditions during the 180 day notice period.

G-3. Effective July 1, 1997, the Base Rent will increase by $240.00 per month to $6,414.00 monthly and $76,968.00 annually and on July 1, 1998, the Base Rent will be increased by $200.00 per month.

G-4.     Lessee waives it's expansion rights into suite #118.

EXCEPT AS PROVIDED FOR IN THE ABOVE DESCRIBED AMENDMENTS, THE TERMS AND CONDITIONS ON THE ATTACHED LEASE AGREEMENT ARE UNCHANGED AND REMAIN IN FULL FORCE AND EFFECT.


                                           Date:    March 3, 1997

LESSEE:                                LESSOR:
Water Technologies Corporation         Parkers Lake Pointe I Limited Partnership
                                       Caliber Development Corporation, G.P.

/s/Greg Jensen                         /s/John Lavander
Its:  Chief Financial Officer          Its:  President